1 ARMADA HOFFLER PROPERTIES, INC. 2013 EQUITY INCENTIVE PLAN FORM OF PERFORMANCE UNIT AWARD AGREEMENT THIS PERFORMANCE UNIT AWARD AGREEMENT (this “Agreement”), is made as of , by and among Armada Hoffler Properties, Inc., a Maryland corporation (the “Company”), and (“Participant” and, together with the Company, the “Parties”). Pursuant to the Armada Hoffler Properties, Inc. Amended and Restated 2013 Equity Incentive Plan (as amended, the “Plan”), the Parties desire to enter into this Agreement pursuant to which the Company will issue and grant to Participant the number of Performance Units set forth in Section 1, below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan. 1. Grant of Performance Units. In accordance with the Plan, and effective as of (the “Date of Grant”), the Company hereby grants to the Participant, subject to the terms and conditions of the Plan and this Agreement, an award of Performance Units (the “Award”). The Performance Units are notional units (not actual shares of Common Stock), representing an unfunded, unsecured right to receive, in the future, one share of Common Stock for each Performance Unit that vests based on the Participant’s continued employment with the Company or an Affiliate (“Continuous Service”) and the level of achievement of the performance criteria set forth in Exhibit A over a performance period commencing on the Date of Grant, and ending on the earlier of (a) the day before the anniversary of the Date of Grant, and (b) a Control Change Date (the “Performance Period”). The “target” number of Performance Units awarded is (the “Target Award”). The actual number of Performance Units earned may be greater than or less than the Target Award, as determined pursuant to this Agreement and Exhibit A. 2. Vesting and Forfeiture of Performance Units. (a) Vesting of the Performance Units pursuant to this Section 2(a) shall occur on the date the Committee determines the level of achievement of the performance over the Performance Period, which determination shall be made by the Committee within sixty (60) days after the end of the Performance Period. Any Performance Units that do not vest will automatically terminate, be forfeited and be cancelled for no consideration or payment of any kind. (b) Subject to Section 2(c), unless determined otherwise by the Committee, and unless otherwise set forth in a written agreement between Participant and the Company or an Affiliate, Participant’s right to vest in the Performance Units, if any, will terminate as of the date of termination of Participant’s Continuous Service during the Performance Period, and all unvested Performance Units automatically (without any action by Participant or any of Participant’s transferees) will be forfeited and no longer outstanding without any payment therefor. Additionally, notwithstanding anything to the contrary, if the Participant’s Continuous Service terminates after the Performance Period, but before the Committee has determined the level of performance achieved, the Participant shall remain entitled to all Performance Units that are determined to have been earned based on performance over the Performance Period, unless the Exhibit 10.4

2 termination is for Cause, in which case all of the Performance Units automatically (without any action by Participant or any of Participant’s transferees) will be forfeited and no longer outstanding without any payment therefor. (c) If Participant’s Continuous Service terminates during the Performance Period, the Performance Units shall become vested to the extent provided in this Section 2(c). (i) Death. The Target Award shall become vested and nonforfeitable on the date that Participant’s Continuous Service ends if (A) such Continuous Service ends due to Participant’s death and (B) Participant remains in Continuous Service from the Date of Grant until the date such Continuous Service ends. (ii) Termination without Cause (including if due to Disability) or with Good Reason. A prorated portion of the Performance Units that otherwise would have vested pursuant to Exhibit A (had Participant’s Continuous Service not terminated prior to the end of the Performance Period) shall become vested and nonforfeitable when the Performance Units would have vested had Participant’s Continuous Service not terminated if (A) such Continuous Service is terminated by the Company or an Affiliate without Cause (including, for clarity, if such termination is due to Participant’s disability) or by Participant with Good Reason, and (B) Participant remains in Continuous Service from the Date of Grant until the date such Continuous Service ends. The prorated portion of the Performance Units that vest pursuant to this Section 2(c) shall be equal to the product of (x) multiplied by (y), where (x) is the total number of Performance Units that otherwise would have vested pursuant to Exhibit A (had Participant’s Continuous Service not terminated prior to the end of the Performance Period) based on the level of achievement of the performance criteria set forth in Exhibit A over the Performance Period and (y) is a fraction, the numerator of which is the number of days from and including the Date of Grant through and including the date of the termination of Continuous Service, and the denominator of which is the total number of days in the Performance Period. For purposes of this Agreement, a termination of Participant’s Continuous Service is with “Cause” if such Continuous Service is terminated by action of the Board due to Participant’s (1) failure to perform a material duty or material breach of an obligation under an agreement with the Company or a breach of a material and written Company or Affiliate policy other than by reason of mental or physical illness or injury, (2) breach of a fiduciary duty to the Company or an Affiliate, (3) conduct that is demonstrably and materially injurious to the Company or an Affiliate, materially or otherwise or (4) conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude or fraud or dishonesty involving assets of the Company or an Affiliate and that in all cases is described in a written notice from the Board and that is not cured, to the reasonable satisfaction of the Board, within thirty (30) days after such notice is received by Participant. For purposes of this Agreement, Participant’s resignation is with “Good Reason” if Participant resigns due to (1) the Company’s or an Affiliate’s material breach of an agreement with Participant or a direction from the Board that Participant act or refrain from acting which in either case would be unlawful or contrary to a material and written Company or Affiliate policy, (2) a material diminution in Participant’s duties, functions and responsibilities to the Company and their Affiliates without Participant’s consent or

3 the Company or an Affiliate preventing Participant from fulfilling or exercising Participant’s material duties, functions and responsibilities to the Company and their Affiliates without Participant’s consent, (3) a material reduction in Participant’s base salary or annual bonus opportunity or (4) a requirement that Participant relocate Participant’s primary location of Continuous Service more than fifty (50) miles from the location of Participant’s principal office on the Date of Grant, without the consent of Participant. Participant’s resignation shall not be a resignation with Good Reason unless Participant gives the Board written notice (delivered within thirty (30) days after Participant knows of the event, action, etc. that Participant asserts constitutes Good Reason), the event, action, etc. that Participant asserts constitutes Good Reason is not cured, to the reasonable satisfaction of Participant, within thirty (30) days after such notice and Participant resigns effective not later than thirty (30) days after the expiration of such cure period. (d) Upon the occurrence of a Change in Control during the Performance Period, a number of Performance Units equal to the greater of (i) the total number of Performance Units that vests pursuant to Exhibit A based on the level of achievement of the performance criteria set forth in Exhibit A as of the Control Change Date, and (ii) the Target Award shall become vested and nonforfeitable on the Control Change Date, if Participant remains in Continuous Service from the Date of Grant until the Control Change Date. 3. Timing and Manner of Settlement of Vested Performance Units. Within sixty (60) days following the earlier of the last day of the Performance Period or, if applicable, the date the Performance Units vest pursuant to Sections 2(c)(i) or 2(d), the Company shall issue to the Participant one share of Common Stock for each Performance Unit that vests. To the extent the Company determines that the Performance Units constitute nonqualified deferred compensation for purposes of Section 409A of the Code (“Section 409A”) and such sixty (60) day period spans two calendar years, any earned shares of Common Stock shall be issued in the later calendar year. 4. Tax Withholding. In accordance with Section 14.05 of the Plan (or any successor provision), the Company shall have the power and right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and other taxes (including the Participant’s payroll tax obligations) required by law to be withheld with respect to this Award. Any minimum statutory federal, state, district or city withholding tax obligations may be satisfied (a) by surrendering to the Company shares of Common Stock previously acquired by the Participant; or (b) by directing the Company to withhold or reduce the number of shares of Common Stock otherwise issuable to the Participant upon the settlement of the Performance Units. 5. Dividend Equivalent Rights. The Participant shall also be entitled to Dividend Equivalent Rights with respect to the Performance Units. If the Company declares a normal dividend on its shares of Common Stock and the record date of such dividend is prior to the earlier of the date the Performance Units (a) are converted into shares of Common Stock or (b) terminate, the Participant shall receive a Dividend Equivalent Right equal to such normal dividend for each outstanding Performance Unit. Any such Dividend Equivalent Rights shall be accumulated (without interest) and shall be subject to the same terms and conditions as are applicable to the Performance Units to which the Dividend Equivalent Right relates, including, without limitation, the restrictions on transfer, forfeiture, vesting and payment provisions contained in this Agreement. Earned Dividend Equivalent Rights, if any, shall be paid either in cash or by issuance of a number

4 of shares of Common Stock having a value equal to the amount of cash that would be paid if the Dividend Equivalent Rights were settled in cash, rounding down to the nearest whole share, as determined by the Committee in its sole discretion, with such payment or issuance of shares occurring on the date shares of Common Stock are issued in respect of the Performance Units to which the Dividend Equivalent Rights relate. 6. Transferability. The Performance Units and any right to receive shares of Common Stock and any related Dividend Equivalent Rights pursuant to this Award cannot be transferred, assigned, alienated, or otherwise encumbered in any manner other than by will or the laws of descent and distribution. 7. Stockholder Rights. The Participant shall not have any privileges of a stockholder of the Company with respect to the Performance Units (including the right to vote and to receive dividends and other distributions paid with respect to shares of Common Stock) unless and until, and only to the extent, the Performance Units are settled by the issuance of shares of Common Stock to the Participant. Notwithstanding the foregoing, the Participant shall be entitled to Dividend Equivalent Rights pursuant to Section 5. 8. Changes in Capitalization. The Performance Units shall be subject to the provisions of Article XII of the Plan relating to adjustments upon changes in Common Stock. 9. No Right to Continued Employment. Neither this Agreement nor the grant of the Performance Units shall give the Participant any rights with respect to continued employment by the Company or an Affiliate or interfere with the right of the Company or an Affiliate to terminate the Participant’s employment. 10. Governing Law. This Agreement shall be governed by the laws of the State of Maryland except to the extent that Maryland law would require the application of the laws of another State. 11. Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the Date of Grant. 12. Participant Bound by Plan. The Participant hereby acknowledges that a copy of the Plan has been made available to the Participant and the Participant agrees to be bound by all the terms and provisions of the Plan. 13. Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon the Participant and the Participant’s successors in interest and the Company and any successors of the Company. 14. Clawback Policy. This Award, and any amounts earned hereunder, shall be subject to the Company’s Compensation Recoupment Policy, as may be amended from time to time, and any other clawback or similar policy of the Company, in each case, to the extent such policies are applicable to the Award. 15. Section 409A. It is intended that any amounts payable under this Performance Unit Award be exempt from the provisions of Section 409A and the Treasury Regulations relating

5 thereto. No amount shall be payable pursuant to a termination of the Participant’s employment unless such termination constitutes a separation from service under Section 409A. To the extent any amounts payable upon the Participant’s separation from service are nonqualified deferred compensation under Section 409A, and if the Participant is at such time a specified employee under Section 409A, then to the extent required under Section 409A payment of such amounts shall be postponed until six (6) months following the date of the Participant’s separation from service (or until any earlier date of the Participant’s death), upon which date all such postponed amounts shall be paid to the Participant in a lump sum, and any remaining payments due shall be paid as otherwise provided herein. The determination of whether the Participant is a specified employee shall be made by the Company in accordance with Section 409A. Additionally, to the extent required under Section 409A, a Control Change Date shall not be deemed to have occurred unless the Change in Control also constitutes a “change in control event” described in Treasury Regulation Section 1.409A-3(i)(5). [SIGNATURES ON FOLLOWING PAGE]

6 IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the date first above written. ARMADA HOFFLER PROPERTIES, INC. By: ____________________________________ Name: Title: PARTICIPANT By: ____________________________________ Name: Title:

A-1 EXHIBIT A PERFORMANCE CRITERIA [TO BE ADDED FOR EACH AWARD AGREEMENT]